Exhibit 5.4

[Brownstein Hyatt Farber Schreck Letterhead]

May 6, 2011

ClubCorp Club Operations, Inc.

3030 LBJ Freeway, Suite 600

Dallas, Texas 75234

Ladies and Gentlemen:

We have acted as special California counsel to ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), Aliso Viejo Golf Club Joint Venture, a California general partnership (“Aliso Viejo”), and MH Villas, Inc., a California corporation (“MH Villas” and, together with Aliso Viejo, the “California Guarantors”), in connection with the filing of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of up to $415,000,000 aggregate principal amount of its 10% Senior Notes due 2018 (the “Exchange Notes”) and the issuance by the Guarantors (as defined below), including the California Guarantors, of guarantees with respect to the Exchange Notes (the “Guarantees”) in exchange for up to $415,000,000 aggregate principal amount of the Company’s outstanding 10% Senior Notes due 2018 and the related guarantees. The Exchange Notes and the Guarantees will be issued pursuant to that certain Indenture, dated as of November 30, 2010 (the “Indenture”), by and among the Company, the subsidiaries of the Company party thereto as guarantors (the “Guarantors”), including the California Guarantors, and Wilmington Trust FSB, as trustee.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the California Guarantors in connection with the authorization and issuance of the Exchange Notes and the Guarantees, all as referenced in the Registration Statement. For purposes of this opinion letter, we have assumed all such proceedings will be timely completed in the manner presently proposed and the terms of such issuance will be in compliance with applicable laws.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of the Indenture, the Registration Statement, the form of the Exchange Notes, the organizational documents of each of the California Guarantors, as amended to date, the resolutions of each of the California Guarantors with respect to the Guarantees and such other documents, agreements, instruments and corporate records as we have deemed necessary or appropriate for the purpose of issuing this opinion letter. We have also obtained from officers and other representatives and agents of the Company and the California Guarantors and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, in our examination and in rendering this opinion letter, we have, with your permission, assumed without independent verification, that (i) each document we reviewed has been duly authorized, executed and delivered by the parties thereto (other than the California Guarantors) to the extent due authorization, execution and delivery are prerequisites to the effectiveness thereof; (ii) except to the extent set forth in our opinions below, the obligations of each party set forth in the documents we have reviewed are its valid and binding obligations, enforceable against such party in accordance with their respective terms; (iii) the statements of fact and representations and warranties set forth in the documents we reviewed are true and correct; (iv) each natural person executing a document has sufficient legal capacity to do so; (v) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents;  (vi) the organizational documents and the resolutions of each of the California Guarantors that we reviewed and on which we relied in connection with the issuance of our opinion letter dated as of November 30, 2010, have not in any way been amended, revoked, rescinded or modified since November 30, 2010 and remain in full force and effect; and (vii) all corporate and partnership records made available to us by the California Guarantors, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of California. The opinions set forth herein are expressly limited to and based exclusively on the internal laws of the State of California in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction or as to matters of local law or the laws, rules, regulations or ordinances of local governmental departments or agencies within the State of California. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, any state securities or “Blue Sky” laws, rules or regulations, any antitrust or unfair competition laws, rules or regulations, or any tax or racketeering laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.             MH Villas is duly incorporated, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder. Aliso Viejo is duly formed, validly existing and in good standing under the laws of the State of California and has the general partnership power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

2.             Each of the California Guarantors has duly authorized, executed and delivered the Indenture.

3.             The Guarantees have been duly authorized by each of the California Guarantors.

4.             The execution and delivery by each of the California Guarantors of the Indenture, the performance by each of the California Guarantors of its obligations thereunder and the consummation of the transactions contemplated thereby do not violate (a) the organizational documents of each of the California Guarantors, as amended to date, (b) any applicable California laws or (c) any order, writ, judgment, injunction or decree issued by any court or governmental authority, agency or body of the State of California (excluding its political subdivisions and local agencies) under any applicable

California law and identified to us by any California Guarantor to be presently in effect and binding on any of the California Guarantors (it being understood that we have not undertaken any independent investigation to determine the existence or absence of such facts).

The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law), including an implied covenant of good faith and fair dealing.

In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference therein to our firm under the heading “Legal Matters.” In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Simpson Thacher & Bartlett LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company relating to the Exchange Notes and the Guarantees, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP